Exhibit (e)(2)

Selected Dealer Agreement

Exhibit (e)(2)

SELECTED DEALER AGREEMENT

The FBR Funds

                AGREEMENT made this ____ day of _________________, 2004, between FBR Investment Services, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business 4922 Fairmont Avenue, Bethesda, Maryland 20814 and _______________________________, a member of the National Association of Securities Dealers, Inc. ("Dealer").

                WHEREAS, FBR Investment Services, Inc. serves as the distributor (the "Distributor") for certain series (each a "Fund" and collectively the "Funds") of The FBR Funds (the "Company") pursuant to a distribution agreement (the "Distribution Agreement") and, as described in the Funds' Prospectuses, may enter into sales agreements with certain dealers; and

                WHEREAS, the Distributor and Dealer desire to document their procedures regarding the purchase, redemption and transfer of Fund shares;

                NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other valuable consideration, the Distributor and Dealer agree as follows:

                SECTION 1.  SERVICES; COMPENSATION

                Dealer shall perform some or all of the services described in Exhibit A hereto (the "Services") in connection with its purchase and redemption of shares of the Funds at the direction of, and as agent for, its customers.  Dealer will bear all expenses incurred by it or its agents in performing the Services.  Dealer shall receive from the Distributor, such compensation, including sales loads and fees pursuant to the Company's Rule 12b-1 Distribution and/or Service Plans, as set forth in the Funds' Prospectuses, as amended from time to time.  Dealer shall act only as agent for its customers in all purchase and redemption transactions and in furnishing information regarding the Company, the Funds or the Company shares and shall not act as agent for the Company.

                SECTION 2.  RECORDKEEPING

                Dealer represents and covenants to the Distributor and to the Company that it will comply with all recordkeeping, reporting, account maintenance and other requirements imposed upon Dealer or the Company by applicable state and Federal laws.  Dealer also represents that to the extent required by the Internal Revenue Code of 1986, as amended, and applicable Internal Revenue Service regulations it will (i) obtain and maintain for each customer for which Dealer maintains an account and, unless otherwise agreed to, for each customer to whom Dealer otherwise provides service, a certified taxpayer identification number and (ii) prepare and distribute all Form 1099s and Individual Retirement Account reporting forms to each of Dealer's or its affiliates' customers who hold Fund shares in "street name" or through an omnibus account with the Company's transfer agent.

SECTION 3.  PURCHASE AND REDEMPTION ORDERS

                (a)           Dealer shall purchase (with funds to be subsequently delivered as provided in Section 4) and redeem (which for purposes hereof includes exchange) shares of a Fund by written, including facsimile, ("Orders") for the account of Dealer's various customers, whether the records of the customers' holdings of Fund shares are maintained by the Company's transfer agent or by Dealer on behalf of the customers.  Dealer represents that it will have appropriate power to transmit Orders on behalf of its customers.  All Orders for the purchase and exchange of Fund shares for the benefit of its customers' or its own account that are accepted by Dealer prior to the close of the New York Stock Exchange ("NYSE") (usually 4:00 p.m., Eastern time) must be transmitted prior to the close of the NYSE.  To the extent that Dealer transmits Orders after the close of the NYSE for processing at that day's net asset value ("NAV"), Dealer represents and warrants that any such Order will (a) have been placed by its customer prior to the close of the NYSE or (b) be necessary to correct an error by Dealer in processing a customer trade properly placed prior to the close of the NYSE.

                (b)           Upon the Company's request, to the extent necessary for the parties to comply with applicable securities laws and not inconsistent with Dealer's agreement with its customers, Dealer shall provide a list of all Company shareholder accounts maintained by Dealer, showing each account name, address and share holding.  Dealer shall provide the Company with such other information as the Company may reasonably request concerning the location (by state) of accounts to which shares are sold and the amounts thereof.

                SECTION 4.  ORDER PRICING; DELIVERY OF FUNDS; DIVIDENDS

                (a)           All Orders for the purchase of any shares of a Fund ("Purchase Orders") shall be executed at the then‑current public offering price per share (i.e., NAV per share plus the applicable initial sales load, if any) and all Orders for the redemption or exchange of any shares of a Fund ("Redemption Orders") shall be executed at the NAV per share, in each case as described in the applicable Fund's prospectus and statement of additional information.  All Orders will be priced on the basis of, and effected immediately after, the next determined NAV of the applicable Fund after receipt of the Order by the Company's transfer agent in proper form and, if necessary, confirmation of the Order.  Orders may be confirmed by telephone call or otherwise as the Company's transfer agent deems appropriate.

                (b)           With respect to each Purchase Order, Dealer shall deliver funds on deposit at a Federal Reserve Bank ("Fed Funds") by wire or otherwise to the applicable Fund's account as designated in the Fund's Prospectus or as may be agreed to by the Company's transfer agent, Dealer and the Company.  Proceeds of any Redemption Order will be delivered by the Company's transfer agent (i) to Dealer to the account listed on Exhibit B or such other account as Dealer may designate in writing (the "Account") on the day a Redemption Order is effected or (ii) to a shareholder of a Fund in accordance with the procedures contained in the Fund's Prospectus.

                (c)           Shares of a Fund purchased by Order will become eligible to receive dividends on the day that the Order is priced (in accordance with Section 4(a) or, if applicable, Section 5(c)) so long as the Company's transfer agent, on behalf of the Company, has received Fed Funds from Dealer by 4:00 p.m., Eastern Time, on that day.

                SECTION 5.  DELAYED PAYMENTS

                (a)           If the Company's transfer agent, on behalf of the Company, does not receive a wire by the times indicated in Section 4 due to errors made by Dealer or any of its affiliates or agents, Dealer will pay the Company's transfer agent a fee based on and in the same amount as any overdraft fees and interest charges incurred by the Company's transfer agent or the Company with respect to the transaction.  If the Company's transfer agent does not receive payment for shares purchased on the same day as an Order, the Company's transfer agent and the Distributor reserve the right, without notice, either to cancel the sale or to sell the shares purchased back to the Company, and in either case, Dealer shall be responsible for any loss, including loss of profit, suffered by the Company's transfer agent, the Distributor or the Company resulting from Dealer's failure to make payment.

                (b)           If Dealer does not receive redemption proceeds by the time indicated in the then current Prospectuses of the Funds, due to errors made by the Company's transfer agent, the Company or the Company's custodian (acting in that capacity) or any of the Company's transfer agent's affiliates or agents, the Company's transfer agent, the Company or the Company's custodian (acting in that capacity) or any of the Company's transfer agent's affiliates or agents will pay Dealer an amount equal to any overdraft fees and interest charges that would be incurred by the Company for an equivalent overdraft at its custodian.

                (c)           If Dealer delivers Fed Funds with respect to an Order but fails to notify the Company's transfer agent of the Order prior to the time at which the Order would be priced had the Order been placed at the time of receipt of the funds, the purchase will be priced on the basis of the net asset value determined on the Fund Business Day (as defined in the applicable Prospectus) after the day the funds are received.

                SECTION 6.  INFORMATION PERTAINING TO THE SHARES

                (a)           Dealer and its officers, employees and agents are not authorized to make any representations concerning the Company, the Funds or the Company shares except accurate communication of factual information contained in the then-current prospectuses and statements of additional information of the Funds and in such printed information subsequently issued by the Company or the Distributor as information supplemental to the prospectuses and statements of additional information.

                (b)           Dealer will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws, including any applicable requirements to deliver confirmations to its customers.  In connection with sales and offers to sell shares, Dealer will furnish to each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus. The Distributor shall advise Dealer as to the states or other jurisdictions in which shares of the Funds have been qualified for sale under, or are exempt from the requirements of the respective securities laws of such states and jurisdictions.  Dealer will not offer or sell shares to any person or entity in any jurisdiction in which such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.

                (c)           The Distributor shall be under no liability to Dealer except for lack of good faith and for obligations expressly assumed by the Distributor herein.  Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any securities to waive compliance with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the "Act") or the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

                SECTION 7.  CERTIFICATION

                The person signing below on behalf of Dealer certifies that he has been duly elected, is now legally holding the offices indicated and is authorized to execute this Agreement.  He further certifies that Dealer is duly organized and existing and has the power and all necessary licenses, authorizations and consents of the federal, state and local governmental authorities, and self-regulatory organizations to take the actions referred to herein.  He certifies and agrees that the certifications and authorizations described in this Agreement will continue in effect until the Distributor and the Company's transfer agent receive actual written notice of any change thereof.

SECTION 8.            IDENTIFICATION AND PREVENTION OF MARKET TIMING AND LATE TRADING.

                Dealer shall not engage in, authorize or facilitate market timing or late trading in the Funds (for its own account or for the accounts of its customers) and shall assist the Company in identifying and preventing market timing (including the imposition of any applicable redemption fee on the sale or exchange of fund shares) and late trading in the Funds, in accordance with the terms of each Fund's Prospectus(es).  Dealer shall provide to the Company its market-timing and late-trading policies upon request.

                SECTION 9.           ANTI-MONEY LAUNDERING PROCEDURES

                (a)           Dealer represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations.

(b)           The Dealer undertakes that it shall:

(i)            conduct its operations in accordance with applicable laws, regulations and regulatory interpretations;

(ii)           provide access to its books, records and operations relating to its anti-money laundering compliance by appropriate regulatory authorities and the Distributor;

(iii)          upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Distributor;

(iv)          upon reasonable request, certify, in writing that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement; and

(v)           provide periodic reports to the Distributor concerning anti-money laundering activities and compliance, as the parties may agree from time to time.

                SECTION 10.         PRIVACY OF CUSTOMER INFORMATION

Dealer acknowledges that it has adopted policies and procedures that are reasonably designed to protect the privacy of customer information in accordance with applicable law.

                SECTION 11.         MISCELLANEOUS

                (a)           This Agreement shall be construed in accordance with the laws of the State of Delaware.

                (b)           This Agreement may be amended in writing at any time by the parties hereto.  In addition, this Agreement may be amended by the Distributor from time to time in order to enable the Company, the Distributor or the Company's transfer agent to comply with any regulatory requirements or policy positions which may be imposed or adopted in the future by any governmental authority with jurisdiction over the Company, the Distributor or the Company's transfer agent.  The Distributor will mail a copy of the amendment to Dealer at the address listed above or such other address as Dealer shall in writing provide to the Distributor.  The amendment will be effective immediately upon its being sent.

                (c)           This Agreement will terminate automatically upon (i) its assignment, the term "assignment" for this purpose having the meaning defined in Section 2 (a) (4) of the Act or (ii) the termination of the Distribution Agreement.  This Agreement may be terminated at any time by any party hereto without cause by giving the other parties at least sixty (60) days' written notice of its intention to terminate.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

By:

Name:

Title:

FBR Investment Services, Inc.

By:

Name:  Sothara Chin

Title:  President

THE FBR FUNDS
SELECTED DEALER AGREEMENT
Exhibit A

SERVICES TO BE PERFORMED BY DEALER

a.             Maintain customer account detail for shares held for customers.

b.             Issue and deliver periodic statements to customers.

c.             Receive from the Company and break down and remit to customers monies associated with their redemption of Company shares.

d.             Answer customer inquiries regarding account status and history.

e.             Fill customer requests for prospectuses and statements of additional information.

f.              Receive and process customer registration forms.

g.             Receive and preserve records regarding the services to be performed, as required by applicable law and regulations.

h.             For any omnibus or similar account maintained with the Company's transfer agent, perform all subaccounting for subaccounts, including:

(i)               Break down daily dividend accruals and apply them to customer account records.

(ii)               Receive from the Company and break down and remit to customers monies
Associated with their redemption of shares.

                (iii)              Receive, break down and pay or, at customer's direction, consolidate and reinvest customer dividends on payment dates.

                (iv)              Maintain all proof procedures between customer subaccounts and the central account with the Company.

                (v)               Perform all special mailings to customers required by the Company, such as annual prospectus mailings, proxy solicitations, and semi-annual and annual reports.

THE FBR FUNDS
SELECTED DEALER AGREEMENT
Exhibit B

WIRE RECEIPT ACCOUNT

Name of Bank

Street Address

City/State/Zip

ABA Routing No.

Account No.

Title of Account

Instructions